SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10/A
                                (Amendment No. 4)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Duck Head Apparel Company, Inc.
                         -------------------------------
                    (formerly named DH Apparel Company, Inc.)
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


       Georgia                                                 58-2510086
-----------------------------------                         -------------------
(State or Other Jurisdiction of                               (IRS Employer
 Incorporation or Organization)                              Identification No.)


  1020 Barrow Industrial Pkwy, Winder, GA                          30680
--------------------------------------------            ------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                                 (770) 867-3111
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                        Name of Each Exchange on Which
       To Be So Registered                        Each Class Is To Be Registered
       -------------------                        ------------------------------

       Common Stock, par value $0.01              American Stock Exchange
       Common Stock Purchase Rights               American Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:

                  None



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     Except  as  otherwise  indicated  below,  the  information  required  to be contained in this Registration Statement on Form 10/A of Duck Head Apparel Company, Inc., a Georgia corporation, formerly named DH Apparel Company, Inc. ("Duck Head" or "the Company"), is contained in the Information Statement
included  as  Exhibit  99.1  hereto  (the   "Information   Statement")   and  is
incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM 1. BUSINESS.

        See      "Business of Duck Head"
                 "Note (13) - Operating Segments" contained in the Audited
                  Combined Financial Statements
                 "Management's Discussion and Analysis of Financial Condition
                  and Results of Operations - First Nine Months of Fiscal Year 2000 versus First Nine Months of Fiscal Year 1999 - Order Backlog"

ITEM 2. FINANCIAL INFORMATION.

        See      "Summary -- Selected Historical Financial Data"
                 "Management's Discussion and Analysis of Financial Condition
                  and Results of Operations" ("MD&A")
                 "MD&A -- Quantitative and Qualitative Disclosures About Market
                  Risk"

ITEM 3. PROPERTIES.

        See      "Business of Duck Head -- Properties"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        See      "Security Ownership of Significant Beneficial Owners and
                  Management"

ITEM 5. DIRECTORS AND OFFICERS.

        See      "Management of Duck Head -- Directors"
                 "Management of Duck Head -- Executive Officers"

ITEM 6. EXECUTIVE COMPENSATION.

        See      "Management of Duck Head -- Management Compensation"

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        See      "Relationships Among Duck Head, Delta Woodside and Delta
                  Apparel"
                 "Interests of Directors and Executive Officers in the Duck Head
                  Distribution"

ITEM 8. LEGAL PROCEEDINGS.

        See      "Business of Duck Head -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

        See      "Trading Market"
                 "MD&A - Dividends and Purchases by Duck Head of its Own Shares"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         See      "Description of Duck Head Capital Stock - Recent Sales of
                   Unregistered Securities"

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See      "Description of Duck Head Capital Stock"

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         See      "Description of Duck Head Capital Stock -- Limitation on
                   Liability of Directors" and "-- Indemnification of Directors"
                  "Relationships Among Duck Head, Delta Woodside and Delta
                   Apparel - Distribution Agreement"

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         See Unaudited Pro Forma Combined Financial Statements Audited Combined Financial Statements
                  Unaudited Condensed Combined Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

                  Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
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                  (a)      Financial Statements

                           See      Index to Financial Statements
                                    Exhibit 99.2*

                  (b)      Exhibits.

                           2.1      Distribution Agreement by and among Delta Woodside Industries,
                                    Inc, the Company and Delta Apparel, Inc. (excluding schedules and exhibits).

                           3.1      Articles of Incorporation of the Company. *

                           3.2.1    Bylaws of the Company. *

                           3.2.2    Amendment to Bylaws of the Company adopted January 20,
                                    2000.*

                           3.2.3    Amendment to Bylaws of the Company adopted February 17,
                                    2000.*

                           3.2.4    Amendment to Bylaws of the Company adopted June 6, 2000.

                           4.1      See Exhibits 3.1, 3.2.1, 3.2.2, 3.2.3 and 3.2.4.

                           4.2      Specimen certificate for common stock, par value $0.01 per share, of the Company.*

                           4.3      Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank.*

                           10.1     See Exhibits 2.1 and 4.3.

                           10.2     Tax Sharing Agreement by and among Delta Woodside Industries,
                                    Inc., the Company and Delta Apparel, Inc.*

                           10.3.1   Letter dated March 15, 1999, from Delta Woodside Industries, Inc.
                                    to Robert D. Rockey, Jr.*

                           10.3.2   Letter dated October 19, 1999, from Delta Woodside Industries,
                                    Inc. to Robert D. Rockey, Jr.*

                           10.3.3   Letter dated as of March 15, 2000, from Delta Woodside
                                    Industries, Inc. to Robert D. Rockey, Jr.

                           10.4     DH Apparel Company, Inc. 2000 Stock Option Plan, Effective as
                                    of February 15, 2000, Amended & Restated March 15, 2000.*

                           10.5     DH Apparel Company, Inc. Incentive Stock Award Plan, Effective
                                    February 15, 2000, Amended & Restated March 15, 2000.*

                           10.6     Duck Head Apparel Company, Inc. Deferred Compensation Plan
                                    for Key Managers.*

                           10.7     Form of Amendment of Certain Rights and Benefits Relating to
                                    Stock Options and Deferred Compensation by and between Delta
                                    Woodside Industries, Inc., the Company and certain pre-spin-off
                                    Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents.)

                           10.8.1   Collateral Assignment of Acquisition Agreements dated May 16,
                                    2000 by and among DH Apparel Company, Inc., Delta Apparel,
                                    Inc. in favor of Congress Financial Corporation (Southern).*

                           10.8.2   Loan and Security Agreement by and between Congress Financial
                                    Corporation (Southern), DH Apparel Company, Inc. and Delta
                                    Merchandising, Inc., dated May 16, 2000 (excluding exhibits and schedules).*

                           10.8.3   Term Promissory Note in the principal amount of $5,760,000 dated
                                    May 16, 2000 by DH Apparel Company, Inc. and Delta
                                    Merchandising, Inc. in favor of Congress Financial Corporation
                                    (Southern).*

                           10.8.4   Pledge and Security Agreement dated May 16, 2000 by DH
                                    Apparel Company, Inc. by and in favor of Congress Financial
                                    Corporation (Southern)  (excluding exhibits and schedules).*

                           10.8.5   Trademark Security Agreement dated May 16, 2000 by and
                                    between DH Apparel Company, Inc. and Congress Financial
                                    Corporation (Southern)  (excluding exhibits and schedules).*

                           21.1     Subsidiaries of the Company.*

                           27.1     Financial Data Schedule (electronic filing only).

                           99.1     Information Statement of Duck Head Apparel Company, Inc.

                           99.2     Valuation and Qualifying Accounts *

                           99.3     Cover letter to accompany Information Statement of Duck Head
                                    Apparel Company, Inc.

                           *        Previously filed with initial filing, Amendment No. 1, Amendment
                                    No. 2 or Amendment No. 3.

                           The registrant agrees to furnish supplementally to the Securities and
                           Exchange Commission a copy of any omitted schedule or exhibit to any of the above filed exhibits upon request of the Commission.


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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                DUCK HEAD APPAREL COMPANY,
                                                 INC.

Date: June 7 , 2000                             By: /s/ K. Scott Grassmyer
                                                    ----------------------------
                                                    K. Scott Grassmyer,
                                                    Senior Vice President,
                                                    Chief Financial Officer,
                                                    Secretary and Treasurer


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                                                     EXHIBITS
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2.1      Distribution Agreement by and among Delta Woodside Industries, Inc, the Company and
         Delta Apparel, Inc. (excluding schedules and exhibits).

3.1      Articles of Incorporation of the Company. *

3.2.1    Bylaws of the Company. *

3.2.2    Amendment to Bylaws of the Company adopted January 20, 2000.*

3.2.3    Amendment to Bylaws of the Company adopted February 17, 2000.*

3.2.4    Amendment to Bylaws of the Company adopted June 6, 2000.

4.1      See Exhibits 3.1, 3.2.1, 3.2.2, 3.2.3 and 3.2.4.

4.2      Specimen certificate for common stock, par value $0.01 per share, of the Company.*

4.3      Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and
         First Union National Bank.*

10.1     See Exhibits 2.1 and 4.3.

10.2     Tax Sharing Agreement by and among Delta Woodside Industries, Inc., the Company and
         Delta Apparel, Inc.*

10.3.1   Letter dated March 15, 1999, from Delta Woodside Industries, Inc. to Robert D. Rockey,
         Jr.*

10.3.2   Letter dated October 19, 1999, from Delta Woodside Industries, Inc. to Robert D.
         Rockey, Jr.*

10.3.3   Letter dated as of March 15, 2000, from Delta Woodside Industries, Inc. to Robert D.
         Rockey, Jr.

10.4     DH Apparel Company, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000,
         Amended & Restated March 15, 2000.*

10.5     DH Apparel Company, Inc. Incentive Stock Award Plan, Effective February 15, 2000,
         Amended & Restated March 15, 2000.*

10.6     Duck Head Apparel Company, Inc. Deferred Compensation Plan for Key Managers.*

10.7     Form of Amendment of Certain Rights and Benefits Relating to Stock Options and
         Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants.* (Several persons will sign substantially identical documents.)

10.8.1   Collateral Assignment of Acquisition Agreements dated May 16, 2000 by and among DH
         Apparel Company, Inc., Delta Apparel, Inc. in favor of Congress Financial Corporation
         (Southern).*

10.8.2   Loan and Security Agreement by and between Congress Financial Corporation
         (Southern), DH Apparel Company, Inc. and Delta Merchandising, Inc., dated May 16,
         2000 (excluding exhibits and schedules).*

10.8.3   Term Promissory Note in the principal amount of $5,760,000 dated May 16, 2000 by DH
         Apparel Company, Inc. and Delta Merchandising, Inc. in favor of Congress Financial
         Corporation (Southern).*

10.8.4   Pledge and Security Agreement dated May 16, 2000 by DH Apparel Company, Inc. by and in favor of Congress Financial Corporation (Southern)  (excluding exhibits and schedules).*

10.8.5   Trademark Security Agreement dated May 16, 2000 by and between DH Apparel
         Company, Inc. and Congress Financial Corporation (Southern)  (excluding exhibits and schedules).*

21.1     Subsidiaries of the Company.*

27.1     Financial Data Schedule (electronic filing only).

99.1     Information Statement of Duck Head Apparel Company, Inc.

99.2     Valuation and Qualifying Accounts *

99.3     Cover letter to accompany Information Statement of Duck Head Apparel Company, Inc.

*        Previously filed with initial filing, Amendment No. 1, Amendment No. 2 or Amendment
         No. 3.
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